UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2005

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas  75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 21, 2005, Rhys J. Best, Chairman and Chief Executive Officer of Lone Star Technologies, Inc. (“Lone Star”), entered into a pre-arranged plan to exercise and sell a small portion of the shares underlying his Lone Star stock options and to sell a small number of the Lone Star shares he owns.  Under the terms of the plan, adopted in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, Mr. Best may sell up to 47,000 shares of Lone Star Common Stock which would be acquired by him through the exercise of employee stock options and 15,000 shares he owns.  The total number of shares that may be sold under the plan represents about 11% of all the shares and vested and unvested options owned by Mr. Best.  His plan will terminate on or before December 31, 2006.

On February 2, 2005, Lone Star reported in a Current Report on Form 8-K that Mr. Best had entered into a Rule 10b5-1 plan on January 28, 2005.  That plan terminated in June 2005 when the remaining shares under that plan were sold.

Other executive officers and directors of Lone Star have adopted, and may adopt in the future, Rule 10b5-1 plans.  Sales made pursuant to Mr. Best’s plan and these other plans will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

	By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary

Date: July 26, 2005